Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report on Form 10-Q of Dex One Corporation for the period ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Dex One Corporation as of the dates and for the periods expressed in the Report.

/s/ Alfred T. Mockett	/s/ Steven M. Blondy

Alfred T. Mockett	Steven M. Blondy
Chief Executive Officer and President	Executive Vice President and Chief
Financial Officer
November 9, 2010	November 9, 2010
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.